                                                                     Exhibit 4.1

                                FREEMARKETS, INC.

                                       and

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                 as Rights Agent

                     --------------------------------------

                                   STOCKHOLDER
                                RIGHTS AGREEMENT

                                   Dated as of
                                  March 7, 2003

                     --------------------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
Section 1.      Certain Definitions......................................................................1
Section 2.      Appointment of Rights Agent..............................................................6
Section 3.      Issue of Rights Certificates.............................................................6
Section 4.      Form of Rights Certificate...............................................................8
Section 5.      Countersignature and Registration........................................................9
Section 6.      Transfer, Split Up, Combination, and Exchange of Rights
                Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates..................9
Section 7.      Exercise of Rights; Purchase Price; Expiration Date of Rights...........................10
Section 8.      Cancellation and Destruction of Rights Certificates.....................................12
Section 9.      Reservation and Availability of Capital Stock...........................................13
Section 10.     Series A Preferred Stock Record Date....................................................14
Section 11.     Adjustment of Purchase Price, Number and Kind of Shares
                or Number of Rights.....................................................................15
Section 12.     Certificate of Adjusted Purchase Price or Number of Shares..............................23
Section 13.     Consolidation, Merger or Sale or Transfer of Assets or
                Earning Power...........................................................................24
Section 14.     Fractional Rights; Fractional Shares; Waiver............................................28
Section 15.     Rights of Action........................................................................29
Section 16.     Agreement of Rights Holders.............................................................29
Section 17.     Rights Certificate Holder Not Deemed A Stockholder......................................30
Section 18.     Concerning the Rights Agent.............................................................30
Section 19.     Merger or Consolidation or Change of  Name of Rights Agent..............................31
Section 20.     Duties of Rights Agent..................................................................31
Section 21.     Change of Rights Agent..................................................................33
Section 22.     Issuance of New Rights Certificates.....................................................34
Section 23.     Redemption and Termination..............................................................35
Section 24.     Exchange................................................................................36
Section 25.     Notice of Certain Events................................................................37
Section 26.     Notices.................................................................................38
Section 27.     Supplements and Amendments..............................................................39
Section 28.     Successors..............................................................................39
Section 29.     Determinations and Actions by the Board of Directors....................................39
Section 30.     Benefits of this Agreement..............................................................40
Section 31.     Severability............................................................................40
Section 32.     Governing Law...........................................................................40
Section 33.     Counterparts............................................................................40
Section 34.     Descriptive Headings....................................................................40

      This STOCKHOLDER RIGHTS AGREEMENT, dated as of March 7, 2003, by and between FreeMarkets, Inc., a Delaware corporation (the "Corporation"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

      WHEREAS, effective March 7, 2003 (the "Rights Declaration Date"), the Board of Directors of the Corporation authorized and declared a distribution of one right for each share of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding at the close of business on March 11, 2003 (the "Record Date"), and has authorized the issuance of one such right (as such number may hereafter be adjusted pursuant hereto) for each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Corporation's treasury) between the Record Date and the earlier of the Distribution Date and the Expiration Date, each such right initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Series A Preferred Stock (each a "Right" and together with all other such rights distributed or issued pursuant hereto, the "Rights").

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of shares of Voting Stock representing 15% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding, but shall not include the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation, or any trustee or fiduciary holding Voting Stock for, or pursuant to the terms of, any such plan, acting in such capacity. Notwithstanding the foregoing:

            (i) No Person shall become an "Acquiring Person" as the result of an acquisition of Voting Stock by the Corporation, which, by reducing the number of shares of Voting Stock outstanding, increases the proportionate percentage of the total Voting Power represented by all shares of Voting Stock Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, to 15% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of shares of Voting Stock representing 15% or more of total Voting Power of the aggregate of all shares of Voting Stock then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of Voting Stock, then such Person shall be deemed to be an "Acquiring Person;"

            (ii) If the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Voting Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement; provided, however, that no director or officer of the Corporation shall be deemed an Affiliate or Associate of any other director or officer of the Corporation solely as a result of his or her being a director or officer of the Corporation.

      (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" and to have "Beneficial Ownership" of any securities:

            (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of, any security if the agreement, arrangement, or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

            (ii) that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)); or

            (iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)), or disposing of any such securities.

            Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own hereunder.

      (d) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

      (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

      (f) "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended, together with the Certificate of Designation of Series A Preferred Stock of the Corporation adopted contemporaneously with the approval of this Agreement, as the same may hereafter be amended or restated.

      (g) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

      (h) "Common Equity Interest" when used with reference to any Person other than the Corporation shall mean the class or series of capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

      (i) "Common Stock" shall have the meaning set forth in the Preamble to this Agreement.

      (j) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth business day (or such later date as may be determined by action of a majority of the Board of Directors prior to the occurrence of a
Section 11(a)(ii) Event) after the date that a tender or exchange offer by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan maintained by the Corporation or any of its Subsidiaries or any trustee or fiduciary holding Voting Stock for, or pursuant to the terms of, any such plan, acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be an Acquiring Person.

      (k) "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b).

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (m) "Exchange Act Regulations" shall mean the General Rules and Regulations under the Exchange Act.

      (n) "Expiration Date" has the meaning set forth in Section 7(a).

      (o) "Final Expiration Date" has the meaning set forth in Section 7(a).

      (p) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

      (q) "Principal Party" shall have the meaning set forth in Section 13(b).

      (r) "Purchase Price" shall have the meaning set forth in Section 7(b).

      (s) "Record Date" shall have the meaning set forth in the Preamble to this Agreement.

      (t) "Right" and "Rights" shall have the meaning set forth in the Preamble to this Agreement.

      (u) "Rights Certificates" shall have the meaning set forth in Section
3(a).

      (v) "Rights Declaration Date" shall have the meaning set forth in the Preamble to this Agreement.

      (w) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii) hereof that triggers the adjustment provided in Section 11(a)(ii).

      (x) "Section 13 Event" shall mean any event described in clause (x), (y), or (z) of Section 13(a) hereof.

      (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (z) "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Corporation, par value $.01 per share, having the voting rights, powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions set forth in Exhibit A hereto.

      (aa) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such.

      (bb) "Subsidiary" shall mean, with reference to any Person, any other Person of which (1) a majority of the Voting Power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person, or (2) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

      (cc) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

      (dd) "Unit" has the meaning set forth in Section 7(b).

      (ee) "Voting Power," when used with reference to the capital stock of, or units of equity interest in, any Person, shall mean the number of votes entitled to be cast generally in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

      (ff) "Voting Stock" shall mean the Common Stock, the Series A Preferred Stock, and any other class or series of securities of the Corporation entitled to vote generally, together with the Common Stock, in the election of directors of the Corporation.

      Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 4 hereof, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon 10 days' prior written notice to the Rights Agent.

      Section 3. Issue of Rights Certificates.

      (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate rights certificates; and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation). As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent, if so requested, will send) by first-class, insured, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Corporation may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

      (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Series A Preferred Stock in substantially the form attached hereto as Exhibit C and which may be appended to certificates that represent shares of Common Stock (hereinafter referred to as the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

      (c) Rights shall, without any further action, be issued in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Corporation's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates, representing such shares of Common Stock, issued after the Record Date shall bear the following legend:

      This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between FreeMarkets, Inc. (the "Corporation") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of March 7, 2003 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are beneficially owned by any person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the rights agreement), or specified transferees of such acquiring person (or Affiliate or Associate thereof) may become null and void.

After the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, if new certificate(s) representing shares of Common Stock are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing shares of Common Stock or if new certificate(s) representing shares of Common Stock are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear the foregoing legend. With respect to all certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. In the event that the Corporation purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

      Section 4. Form of Rights Certificate.

      (a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or quotation system upon which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of Units of Series A Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

      (b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding either the transferred Rights, shares of Common Stock, or the Corporation, or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:

      The Rights represented by this Rights Certificate are or were beneficially owned by a person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement referred to below). Accordingly, this rights certificate and the Rights represented hereby may become null and void in the circumstances specified in section 7(e) of the Rights Agreement between FreeMarkets, Inc. and American Stock Transfer & Trust Company dated as of March 7, 2003.

      Section 5.  Countersignature and Registration.

      (a) Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, or its Treasurer, shall have affixed thereto the Corporation's corporate seal (or a facsimile thereof), and shall be attested by the Corporation's Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

      (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, and the date of each Rights Certificate.

      Section 6. Transfer, Split Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

      (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 7(e) hereof, that have been redeemed pursuant to
Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Corporation shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

      (b) If a Rights Certificate shall be mutilated, lost, stolen, or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Corporation and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen, or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Corporation and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Corporation or the Rights Agent, indemnity also satisfactory to it.

      Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

      (a) Prior to the earlier of (i) the Close of Business on March 7, 2013 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), and (iii) being the "Expiration Date"), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e) and 9(c) hereof, exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

      (b) The purchase price for each Unit purchasable upon exercise of a Right shall be $42.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof) (the "Purchase Price"). The Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c)(2) below. Each one one-hundredth of a share of Series A Preferred Stock shall be referred to herein as a "Unit" of Series A Preferred Stock.

      (c) (1) Subject to Section 14(b) hereof, following the Distribution Date, the Corporation may (at the direction of the Board of Directors) deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the "Depositary Agent") certificates representing the shares of Series A Preferred Stock (or, following a Triggering Event, other securities) that may be acquired upon exercise of the Rights and may cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Series A Preferred Stock (or, following a Triggering Event, other securities) so deposited.

            (2) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Corporation of payment of such tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Series A Preferred Stock certificates representing such number of shares of Series A Preferred Stock (or fractions of shares that are integral multiples of one one-hundredth of a share of Series A Preferred Stock) as are to be purchased and the Corporation will direct its transfer agent to comply with all such requests, or (B) requisition from the Depositary Agent depositary receipts representing such number of Units of Series A Preferred Stock as are to be purchased and the Corporation will direct the Depositary Agent to comply with all such requests,
(ii) requisition from the Corporation the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Corporation is obligated to issue Common Stock or other securities of the Corporation, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such Common Stock, other securities, cash, and/or other property is available for distribution by the Rights Agent, if and when appropriate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Corporation.

      (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

      (e) Notwithstanding anything in this Agreement to the contrary, from and after the time that any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Corporation or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13, 23, and 24 hereof). The Corporation shall use reasonable efforts to ensure compliance with the provisions of this Section 7(e) and
Section 4(b), but the Corporation shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates, or transferees.

      (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Corporation shall reasonably request.

      Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

      Section 9.  Reservation and Availability of Capital Stock.

      (a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized but unissued shares of Series A Preferred Stock and/or out of any shares of Series A Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of the authorized but unissued shares of Common Stock or such other equity securities of the Corporation as may be issuable upon exercise of the Rights and/or out of any shares of such securities held in its treasury), the number of shares of Series A Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of Common Stock or such other equity securities of the Corporation) that, as provided in this Agreement, will be sufficient to permit the full exercise of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Series A Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of Common Stock or such other equity securities of the Corporation) issuable upon exercise of all outstanding Rights above the number then reserved, the Corporation shall make appropriate increases in the number of shares so reserved.

      (b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Series A Preferred Stock (or Common Stock or other securities issuable upon exercise of the Rights) issued or reserved for issuance to be eligible for quotation, upon official notice of issuance upon such exercise, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any successor thereto, or if the principal market for the Common Stock of the Corporation is not NASDAQ, to be listed, upon official notice of issuance upon such exercise, upon the principal national securities exchange, if any, upon which the Common Stock of the Corporation is listed.

      (c) The Corporation shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Corporation upon exercise of the Rights is described in Section 11(a)(ii) or Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, a registration statement on an appropriate form under the Securities Act, with respect to the securities that may be acquired upon exercise of the Rights (the "Registration Statement"); (ii) to cause the Registration Statement to become effective as soon as practicable after such filing; (iii) to cause the Registration Statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date; and (iv) to take such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "Blue Sky" laws. The Corporation may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect stating that the suspension on the exercisability of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction (x) if the requisite qualification in such jurisdiction shall not have been obtained and until a registration statement has been declared effective or (y) if the exercise thereof shall not be permitted under applicable law.

      (d) The Corporation shall take such action as may be necessary to ensure that all shares of Series A Preferred Stock (or Common Stock or other securities of the Corporation that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.

      (e) The Corporation shall pay when due and payable any federal or state documentary, stamp, or transfer tax, or other charge, that is payable in respect of the issuance and delivery of the Right Certificates or the issuance and delivery of any certificates or depository receipts for Series A Preferred Stock (or Common Stock or other equity securities of the Corporation that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Corporation shall not be required to pay any such tax that may be payable in connection with the issuance or delivery of Units of Series A Preferred Stock, or any certificates or depositary receipts for such Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or any other securities, cash or assets, as the case may be) to any person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Corporation shall not be required to issue or deliver any certificates or depositary receipts for Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such tax is due.

      Section 10. Series A Preferred Stock Record Date. Each Person in whose name any certificate for Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) transfer books of the Corporation are open and, provided further, that if delivery of Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities) only when such Units (or, following the occurrence of a Triggering Event, Common Stock or other securities) first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Corporation with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

      Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event that the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, (B) subdivide the outstanding Series A Preferred Stock, (C) combine the outstanding Series A Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Series A Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Series A Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

            (ii) Subject to the provisions of Section 24 hereof, in the event that any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, then promptly following any such occurrence (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided herein, including Section 7(e)) shall thereafter have the right to receive, upon exercise thereof, at a price equal to the then current Purchase Price multiplied by the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a
Section 11(a)(ii) Event, in accordance with the terms of this Agreement, in lieu of Units of Series A Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (such shares being referred to herein as the "Adjustment Shares") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product (such product being thereafter referred to as the "Purchase Price" for each Right), by (y) 50% of the then current market price (determined pursuant to
Section 11(d) hereof) per share of Common Stock on the date of such first occurrence; provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing provisions of this Section 11(a)(ii)) and the number of Adjustment Shares shall be subject to further adjustment as appropriate in accordance with Section 11(f).

            (iii) In the event that the number of shares of Common Stock that are authorized by the Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event that the Corporation shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock, the Corporation, by the vote of a majority of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each such Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"), and (B) with respect to each such Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of such Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock and other equity securities of the Corporation, each to the extent permitted by the Certificate of Incorporation (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors has deemed to have the same value as shares of Common Stock (the "Common Stock Equivalents")), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event (for purposes hereof, the "Section 11(a)(iii) Trigger Date"), then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares of Common Stock and/or cash shall have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
(90) days after the Section 11(a)(iii) Trigger Date, in order that the Corporation may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Corporation shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. The Corporation shall make a public announcement when the exercisability of the Rights has been temporarily suspended, and again when such suspension is no longer in effect. The Corporation shall notify the Rights Agent of the suspension of the exercisability of the Rights, and provide the Rights Agent with a copy of such public announcement. For purposes of this
Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(iii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

      (b) In case the Corporation shall fix a record date for the issuance of rights, options, or warrants to all holders of any Series A Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Series A Preferred Stock (or shares having substantially the same rights, privileges, and preferences as shares of Series A Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Series A Preferred Stock or Equivalent Preferred Stock at a price per share of Series A Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series A Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock on such record date, then the Purchase Price with respect to the Series A Preferred Stock to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Series A Preferred Stock outstanding on such record date plus the number of shares of Series A Preferred Stock that the aggregate offering price of the total number of shares of Series A Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding on such record date plus the number of additional shares of Series A Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series A Preferred Stock owned by or held for the account of the Corporation or any Subsidiary shall not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

      (c) In case the Corporation shall fix a record date for a distribution to all holders of shares of Series A Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Corporation), assets (other than a dividend payable in shares of Series A Preferred Stock, but including any dividend payable in stock other than Series A Preferred Stock), or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price with respect to the Series A Preferred Stock to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock on such record date minus the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Series A Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

      (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock or Common Equity Interest on any date shall be deemed to be the average of the daily closing prices per share of Common Stock or Common Equity

Interest for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to and not including such date; and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock or Common Equity Interest on any date shall be deemed to be the average of the daily closing prices per share of Common Stock or Common Equity Interest for the ten (10) consecutive Trading Days immediately following and not including such date; provided, however, that in the event that the current market price per share of Common Stock or Common Equity Interest is determined during a period following the announcement by the issuer of such Common Stock or Common Equity Interest of (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            (ii) For the purpose of any computation hereunder, the "current market price" per share of Series A Preferred Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Series A Preferred Stock cannot be determined in the manner provided above or if the Series A Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Series A Preferred Stock shall be conclusively deemed to be the "current market price" per share of the Common Stock multiplied by 100 (as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or any similar transaction with respect to Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Series A Preferred Stock is publicly held or so listed or traded, "current market price" per share of Series A Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Series A Preferred Stock shall be equal to the "current market price" of one share of Series A Preferred Stock divided by 100.

      (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or Common Equity Interest or other share or one-millionth of a share of Series A Preferred Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

      (f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series A Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Stock contained in Section 11, and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Series A Preferred Stock shall apply on like terms to any such other shares.

      (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series A Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Series A Preferred Stock (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Series A Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Series A Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement, and notify the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

      (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series A Preferred Stock or other securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Series A Preferred Stock which was expressed in the initial Rights Certificates issued hereunder, without prejudice to any adjustment or change.

      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Series A Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such fully paid and non-assessable number of Units of Series A Preferred Stock at such adjusted Purchase Price.

      (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Series A Preferred Stock and shares of other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the number of Units of Series A Preferred Stock and shares of other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

      (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Series A Preferred Stock, (ii) issuance wholly for cash of any shares of Series A Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Series A Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Series A Preferred Stock, (iv) stock dividends, or
(v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Series A Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

      (n) The Corporation covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly owned Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or indirect, wholly owned Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if
(x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after such consolidation, merger, or sale, the Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Corporation to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Corporation.

      (o) The Corporation covenants and agrees that, after the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become void pursuant to Section 7(e) hereof), the Corporation shall not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

      (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Corporation shall at any time after the date hereof and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock, (iii) combine any of the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

      Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Series A Preferred Stock and the Common Stock, a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof.

The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

      Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

      (a) In the event that, following the occurrence of a Section 11(a)(ii) Event, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly owned Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof), and the Corporation shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a direct or indirect, wholly owned Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Corporation or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) (any such event described in (x), (y), or (z) being herein referred to as a "Section 13 Event"); then, and in each such case, proper provision shall be made so that:

            (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of Units of Series A Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Units of Series A Preferred Stock, such number of validly authorized and issued, fully paid, and non-assessable shares of Common Equity Interest of the Principal Party (including the Corporation as successor thereto or as the surviving corporation), which shares shall not be subject to any liens, encumbrances, preemptive rights, rights of first refusal, transfer restrictions, or other adverse claims, as shall be equal to the result obtained by (1) multiplying such then current Purchase Price by the number of Units of Series A Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
      Section 13 Event, multiplying the number of such Units of Series A Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (such product being thereafter referred to as the "Purchase Price" for each Right) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of the Common Equity Interest of such Principal Party on the date of consummation of such Section 13 Event; provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (i)(1)) and the number of shares of Common Equity Interest of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with
      Section 11(f) to reflect any events occurring in respect of the Common Equity Interest of such Principal Party after the occurrence of such
      Section 13 Event.

            (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement;

            (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

            (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Equity Interest) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its shares of Common Equity Interest thereafter deliverable upon the exercise of the Rights; and

            (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13 (without taking into account any prior adjustment required by Section 11(a)(ii)).

      (b)   "Principal Party" shall mean:

            (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities or other equity interests into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Equity Interest that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities or other equity interests are so issued, the Person that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

            (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);

provided, however, that in any such case, (1) if the Common Equity Interest of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Equity Interest"), and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is a direct or indirect Subsidiary of another Person (other than an individual), but is not a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Equity Interest outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Equity Interest having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (4) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person (one or more of which is a Person other than an individual), and none of such other Persons has Registered Common Equity Interest outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

      (c) The Corporation shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Equity Interest that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that the Principal Party shall use its best efforts to:

            (i) (A) prepare and file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Equity Interest that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities
      Act) until the Expiration Date, and (C) take such action as may be required to ensure that any acquisition of such shares of Common Equity Interest upon the exercise of the Rights complies with any applicable state security or "Blue Sky" laws as soon as practicable following the execution of such agreement;

            (ii) as soon as practicable after the execution of such agreement, deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

            (iii) obtain any and all regulatory approvals as may be required with respect to the shares of Common Equity Interest securities that may be acquired upon exercise of the Rights.

      (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Equity Interest of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Equity Interest of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Equity Interest of such Principal Party pursuant to the provisions of Section 13; or
(iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

      (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

      Section 14. Fractional Rights; Fractional Shares; Waiver.

      (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights.

      (b) The Corporation shall not be required to issue fractions of shares of Series A Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Series A Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional shares of Series A Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Series A Preferred Stock). Subject to Section 7(c)(1) hereof, fractions of shares of Series A Preferred Stock in integral multiples of one one-hundredth of a share of Series A Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a Depositary Agent selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as Beneficial Owners of the shares of Series A Preferred Stock represented by such depositary receipts. In lieu of such fractional shares of Series A Preferred Stock that are not integral multiples of one one-hundredth of a share, the Corporation may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Series A Preferred Stock on the day of exercise, determined in accordance with Section 11(d) hereof.

      (c) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

      Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

      Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

      (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

      (c) subject to Section 6(a) and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

      Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Series A Preferred Stock or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

      Section 18. Concerning the Rights Agent.

      (a) The Corporation agrees to pay to the Rights Agent reasonable compensation as agreed to in writing between the Corporation and the Rights Agent for all services rendered by it hereunder. The Corporation shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability hereunder; provided that the Corporation shall not be liable to indemnify the Rights Agent for any such loss, liability, or expense so incurred in connection with a settlement unless the Corporation shall have consented to such settlement prior to its being entered into.

      (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered, or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for Series A Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

      Section 19. Merger or Consolidation or Change of Name of Rights Agent.

      (a) Any corporation or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or other entity succeeding to the corporate trust or stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation or other entity would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

      Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be proved conclusively and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder to the Corporation or any other Person only for its own negligence, bad faith, or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

      (e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Corporation of any covenant or failure by the Corporation to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights required under the provisions of Sections 11, 13, 23, or 24 hereof or for the manner, method, or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Series A Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

      (f) The Corporation shall perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      (h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect, or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Corporation (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in
Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

      Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior notice in writing mailed to the Corporation, and to each transfer agent of the Series A Preferred Stock and the Common Stock, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. The

Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Series A Preferred Stock and the Common Stock, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Corporation), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be
(a) a corporation or other legal entity organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized to do business as a banking institution in the State of New York, shall be authorized under such laws to exercise corporate trust or stock transfer powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation or other legal entity described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Series A Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

      Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Corporation (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of

Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

      Section 23. Redemption and Termination.

      (a) The Board of Directors may, within its sole discretion, at any time prior to the earlier of (i) the occurrence of a Section 11(a)(ii) Event and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors pursuant to this paragraph
(a) may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Corporation may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price (determined pursuant to Section 11(d) hereof) of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

      (b) Immediately upon the action of the Board of Directors electing to redeem the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Corporation shall promptly give (i) notice to the Rights Agent of any such redemption and (ii) public notice of any such redemption (which public notice may be satisfied by a filing with the Securities and Exchange Commission); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors electing to redeem the Rights, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

      Section 24. Exchange.

      (a) The Board of Directors may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, (i) the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of shares of Voting Stock representing 50% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding, and (ii) from and after the occurrence of a Section 13 Event, any Rights that have not been exchanged pursuant to this
Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

      (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give (i) notice to the Rights Agent of any such exchange and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

      (c) In any exchange pursuant to this Section 24, the Corporation may, at its option, substitute Series A Preferred Stock for shares of Common Stock, at the initial rate of one Unit for each share of Common Stock (as appropriately adjusted to reflect adjustments in the voting rights of the Series A Preferred Stock pursuant to the terms thereof), so that the fraction of a share of Series A Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

      (d) In the event that there shall not be sufficient shares of Common Stock or Series A Preferred Stock, or combination thereof, issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock or Series A Preferred Stock for issuance upon exercise of the Rights.

      (d) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof).

      Section 25. Notice of Certain Events.

      (a) In case the Corporation shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the holders of Series A Preferred Stock or to make any other distribution to the holders of Series A Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Corporation); (ii) to offer to the holders of Series A Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series A Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Series A Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series A Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof); or (v) to effect the liquidation, dissolution or winding up of the Corporation; then, in each such case, the Corporation shall give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series A Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Series A Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series A Preferred Stock whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Corporation effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Corporation.

      (b) In case a Section 11(a)(ii) Event shall occur, then, in any such case,
(i) the Corporation shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof, and (ii) all references in the preceding Section 25(a) to Series A Preferred Stock shall be deemed to refer, if appropriate, to any other securities that may be acquired upon exercise of a Right.

      (c) In case any Section 13 Event shall occur, then the Corporation shall, as soon as practicable thereafter, give to each registered holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

      Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Corporation, at its address at:

            FreeMarkets, Inc.
            FreeMarkets Center
            210 Sixth Avenue
            Pittsburgh, PA 15222
            Attention: Chief Executive Officer

and if to the Rights Agent, at its address at:

            American Stock Transfer & Trust Company
            6201 15th Avenue
            Brooklyn, NY 11219
            Attention: Herbert J. Lemmer, Vice President & General Counsel

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation or the Rights Agent, as the case may be. Prior to the Distribution Date, a public filing by the Corporation with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Corporation and no other notice need be given to such holders.

      Section 27. Supplements and Amendments. At any time prior to the occurrence of a Section 11(a)(ii) Event, the Corporation may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Corporation so directs, execute such supplement or amendment; provided, however, that no supplement or amendment may be made to Sections 18, 19, 20, or 21 hereof without the consent of the Rights Agent. Following the occurrence of a Section 11(a)(ii) Event, the Corporation and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Corporation may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended (A) to lengthen, pursuant to clause (iii) of this sentence, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) or
(B) cause this Agreement to become amendable other than in accordance with this sentence or cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Corporation that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

      Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of any class or series of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of outstanding shares of Voting Stock of which any Person is the Beneficial Owner (or the particular percentage of total Voting Power of such outstanding shares of Voting Stock represented by shares of Voting Stock of which any Person is the Beneficial Owner), shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Corporation hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

      Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

      Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      Section 33. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

      Section 34. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

                                    FREEMARKETS, INC.


                                    By /s/ David H. McCormick
                                       ----------------------------------
                                         David H. McCormick
                                         Chief Executive Officer




                                    AMERICAN STOCK TRANSFER &
                                    TRUST COMPANY, as Rights Agent



                                    By /s/ Herbert J. Lemmer
                                       ----------------------------------
                                         Herbert J. Lemmer
                                         Vice President & General Counsel

                                                                      EXHIBIT A

                                     FORM OF

                           CERTIFICATE OF DESIGNATION

                OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                              OF FREEMARKETS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


      FreeMarkets, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Fourth of the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on March 7, 2003 adopted the following resolution:

      RESOLVED, that pursuant to the authority expressly vested in the Board by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board hereby creates a new series of Preferred Stock of the Corporation, and hereby states the designation and number of shares and fixes the relative rights, preferences, qualifications, privileges and limitations thereof, as follows:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock shall have a par value of $.01 per share, and the number of shares constituting such series shall be Eight Hundred Thousand (800,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no such decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into, or exercisable or exchangeable for, Series A Preferred Stock.

      Section 2. Dividends and Distributions.


            (a) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of a share (a "Share") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and

December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series A Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series A Preferred Stock. In the event that the Corporation shall at any time after March 7, 2003 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b) The Corporation shall declare a dividend or distribution on Shares of Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (c) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series A Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series

A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of Shares of Series A Preferred Stock shall have the following voting rights:

            (a) Subject to the provision for adjustment hereinafter set forth, each Share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b) Except as otherwise provided in the Certificate, including any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

            (c) Except as set forth herein or in the Certificate of Incorporation or by law, holders of Shares of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (a) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock (as defined below);

                  (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series A Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock;

                  (iv) redeem or purchase or otherwise acquire for consideration any Shares of Series A Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any Shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, per value $.01 per share, or any similar stock, or as otherwise restricted by law.

      Section 6. Liquidation, Dissolution or Winding Up.

            (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (a), the greater of either (A) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (B) the amount equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series A Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.

            (b) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(B) of paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. Redemption. The Shares of Series A Preferred Stock shall not be redeemable.

      Section 9. Ranking. Except as provided below, the Series A Preferred Stock shall rank junior to all other series of Preferred Stock, par value $.01 per share, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series A Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Common Stock.

      Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series A Preferred Stock, voting separately as a class.

      Section 11. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a Share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

      Section 12. Definitions. All capitalized terms used herein have the meanings ascribed to them in the Amended and Restated Certificate of Incorporation of the Corporation, as amended, (the "Certificate"), unless otherwise defined herein. In addition, for purposes hereof, the following terms shall have the meanings set forth below:

            (a) The term "Common Stock" shall mean the class of stock designated as the Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Common Stock.

            (b) The term "Junior Stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            (c) The term "Parity Stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series A Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation.

      IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this 7th day of March, 2003.

                                         FREEMARKETS, INC.



                                         By:
                                             -------------------------------
                                                  David H. McCormick
                                                  Chief Executive Officer

                                                                       EXHIBIT B

                          [FORM OF RIGHTS CERTIFICATE]



Certificate No.  R-                                                       Rights
                   --------------                             -----------

      NOT EXERCISABLE AFTER THE EARLIER OF (i) MARCH 7, 2013, (ii) THE DATE TERMINATED BY THE CORPORATION OR (iii) THE DATE THE CORPORATION EXCHANGES THE RIGHTS PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.]*

---------------
* The bracketed portion of the legend shall be inserted only if applicable and shall replace the preceding sentence.

                                FREEMARKETS, INC.

                               RIGHTS CERTIFICATE

      This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March __, 2003 (the "Rights Agreement"), between FreeMarkets, Inc., a Delaware corporation (the "Corporation"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-hundredth of a fully paid and non-assessable share of Series A Preferred Stock, par value $.01 per share, of the Corporation (the "Series A Preferred Stock"), at the Purchase Price initially of $___ per one one-hundredth share (each such one one-hundredth of a share being a "Unit") of Series A Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate as set forth above, the number of Units that may be purchased upon exercise thereof as set forth above, the Purchase Price per Unit as set forth above and the number and kind of securities which may be purchased upon exercise of the Rights evidenced by this Rights Certificate shall be subject to adjustment in certain events as provided in the Rights Agreement. Terms defined in the Rights Agreement are used herein with the same meaning unless otherwise defined herein.

      Upon the occurrence of a Section 11(a)(ii) Event or Section 13 Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.

      This Rights Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Corporation.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Corporation or receive common stock, cash or other assets of an entity other than the Corporation, all as provided in the Rights Agreement.

      This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement applicable to a Right, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Corporation and are available from the Corporation upon written request.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation under certain circumstances at its option at a redemption price of $.001 per Right, payable at the Corporation's option in cash or other securities or property of the Corporation, subject to adjustment for certain events as provided in the Rights Agreement.

      No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a share of Series A Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Preferred Stock or of any other securities that may at any time be issuable upon the exercise hereof; nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the signature of the proper officers of the Corporation and its corporate seal. Dated as of _________, ____.



ATTEST:                                     FREEMARKETS, INC.


By                                          By
  ----------------------                      -------------------------
 Name:                                       Name:
 Title:                                      Title:


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
  as Rights Agent

By
  -----------------------
 Name:
 Title:

                      [Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                        (To be executed by the registered
                          holder if such holder desires
                      to transfer the Rights Certificate.)



FOR                                                                        VALUE
RECEIVED
        -------------------------------------------------------
hereby sells, assigns and transfers unto
                                        ----------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:
      --------------

                                                         -----------------------
                                                         Signature

Signature Guaranteed:

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      ---------------                                ---------------------
                                                             Signature


Signature Guaranteed:

                     ---------------------------------------

                                     NOTICE

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

            Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

            In the event the certification set forth above is not completed, the Corporation will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

                        (To be executed if the registered
                           holder desires to exercise
                  Rights represented by the Rights Certificate)


To:         FREEMARKETS, INC.

            The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Units of Series A Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person or such other property as may be issuable upon the exercise of the Rights) and requests that certificates for such Units of Series A Preferred Stock be issued in the name of and delivered to:

----------------------------------------------------
(Please print name and address)

----------------------------------------------------


Please insert social security
or other identifying number:
                            ------------------------

            If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

----------------------------------------------------
(Please print name and address)

----------------------------------------------------


Please insert social security
or other identifying number:
                            ------------------------

Dated:
      -------------------
                                                    ----------------------------
                                                    Signature

Signature Guaranteed:

                                   CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

            (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated:
      -----------------                                    ---------------------
                                                           Signature

Signature Guaranteed:


                                      ------------------------------------

                                     NOTICE

            The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

            Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

            In the event the certification set forth above is not completed, the Corporation will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                            SERIES A PREFERRED STOCK

Security

      On March 7, 2003, the Board of Directors (the "Board") of FreeMarkets, Inc. (the "Corporation") declared a dividend of one Right (a "Right") to purchase one one-hundredth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), for each outstanding share of Common Stock, par value $.01 per share (the "Common Stock"). The dividend is payable to stockholders of record at the close of business on March 11, 2003.

Rights

      The Rights initially will trade with, and will be inseparable from, the Common Stock, and initially will be evidenced only by certificates that represent shares of Common Stock. New Rights will accompany all new shares of Common Stock the Corporation issues after March 11, 2003, until the Distribution Date described below.

Distribution Date

      The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of the Corporation's outstanding Common Stock, or, if earlier, 10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person. The date on which the Rights become exercisable is referred to as the "Distribution Date."

Issuance of Rights Certificates; Expiration of Rights

      As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. The Rights will expire on the earlier to occur of (i) March 7, 2013, or (ii) redemption or exchange of Rights as described below. Any Rights held by an Acquiring Person will be void and may not be exercised.

Purchase Price

      Following the Distribution Date but prior to the occurrence of an event described below under "Flip-In" or "Flip-Over," each Right will allow its holder to purchase from the Corporation one Unit of Series A Preferred Stock for $42.00 (the "Purchase Price"). This Unit will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Right to Buy Shares

      Flip-In. Unless the Rights have been redeemed, in the event that a person or group becomes an Acquiring Person, then each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive, upon exercise, in lieu of Units of Series A Preferred Stock, shares of Common Stock (or, in certain circumstances, cash, property, or other securities of the Corporation) having a value equal to two times the Purchase Price of the Right.

      Flip-Over. Unless the Rights have been redeemed, in the event that, at any time after a person or group becomes an Acquiring Person, (i) the Corporation is acquired in a merger or other business combination with another company and the Corporation is not the surviving corporation, (ii) another company consolidates or merges with the Corporation and all or part of the Common Stock is converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of the Corporation and its subsidiaries is sold or transferred to another company, then each holder of a Right which has not previously been exercised (other than Rights held by the Acquiring Person) shall thereafter have the right to receive, upon exercise, common stock or other equity interest of the ultimate parent of such other company having a value equal to two times the Purchase Price of the Right.

Exchange Feature

      At any time after the date on which an Acquiring Person obtains 15% or more of the Corporation's Common Stock and prior to the acquisition by the Acquiring Person of 50% of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, for shares of Common Stock of the Corporation at an exchange ratio of one share of Common Stock per Right (subject to adjustment).


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Redemption

      At any time prior to such time as any person or group becomes an Acquiring Person, the Board may redeem the Rights at a price of $.001 per Right (subject to adjustment in certain events) (the "Redemption Price"). If the Board redeems any of the Rights, it must redeem all of the Rights. Immediately upon the action of the Board ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.

Adjustments to Prevent Dilution

      The Purchase Price payable, and the number of Units of Series A Preferred Stock or shares of Common Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as set forth in the Stockholder Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

No Rights as Stockholder prior to Exercise

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Amendment of Stockholder Rights Agreement

      The terms of the Rights and the Stockholder Rights Agreement may be amended in any respect without the consent of the holders of Rights on or prior to the date on which any person or group becomes an Acquiring Person; thereafter, the terms of the Rights and the Stockholder Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

                                   *   *   *

      A copy of the Stockholder Rights Agreement between the Corporation and American Stock Transfer, as Rights Agent, dated March 7, 2003 (the "Agreement"), has been filed with the Securities and Exchange Commission on Form 8-K dated March 7, 2003. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference. A copy of the Agreement is available free of charge from the Corporation.


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